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Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the use in this Registration Statement on Form S-4 of TGC Industries, Inc. of our report dated March 17, 2014, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of TGC Industries, Inc. and subsidiaries as of December 31, 2012 and 2013 and for the years ended December 31, 2011, 2012 and 2013, and to the reference to us under the caption "Experts" in the Joint Proxy Statement/Prospectus of TGC Industries, Inc. and Dawson Geophysical Company that is made a part of this Registration Statement.

/s/ Lane Gorman Trubitt, PLLC

Dallas, Texas

November 6, 2014

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  Exhibit 23.4
Consent of Independent Registered Public Accounting Firm